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                                                                    EXHIBIT 99.7

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
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TYCO INTERNATIONAL LTD.,                                NO. 02-CV-4644
A BERMUDA CORPORATION,

                              PLAINTIFF,
         V.                                             COMPLAINT

MARK A. BELNICK,

                              DEFENDANT.
---------------------------------------------

     Plaintiff Tyco International Ltd. ("Tyco" or "the Company"), by its undersigned counsel Boies, Schiller & Flexner LLP, as and for its Complaint against Defendant Mark A. Belnick ("Belnick"), alleges as follows upon knowledge as to its own acts and status and upon information and belief as to all other matters:

                              NATURE OF THE ACTION

     1. From September 1998 until June 10, 2002, Mark Belnick was Tyco's Chief Corporate Counsel. As one of Tyco's three executive officers, Belnick owed the Company fiduciary duties of honesty, good faith, care, and loyalty. As Tyco's chief legal officer, and as a member of the Bar, Belnick owed especially high and strict duties to the Company, and the Company and its shareholders were entitled to rely on and expect the highest standard of conduct from Belnick. More than any other person, Belnick was obligated to ensure that the Company and its personnel fulfilled their legal and ethical duties, and to ensure that any conflict of interest, self-dealing, or other potentially serious legal or ethical problem was promptly brought to the attention of the Company's Board of Directors.

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     2.   Belnick was obligated to pursue and protect the interests of the
Company and its shareholders to the exclusion of his own interests or the interests of any other person. Belnick was obligated to advise the Company's Board promptly of any instance in which his interests (or the interests of any other officer or director) might conflict with those of the Company, and to ensure in such case that the Company received appropriate independent advice. Belnick knew that payments, stock grants, loans, and other benefits to or for the benefit of senior executives, including himself, were to be disclosed to, and approved by, the Board and/or its Compensation Committee.

     3. Belnick was also obligated to ensure that the Company strictly fulfilled its disclosure obligations to shareholders and the Securities and Exchange Commission ("SEC"), and promptly remedied any failure to disclose that was discovered. As a knowledgeable professional, Belnick was aware of the very large liability and damage to which the Company would be potentially exposed if it failed to fulfill its disclosure obligations.

     4. As a result of Belnick's position, and as a result of Belnick's experience, reputation, and accomplishments, Belnick knew that Tyco's Board of Directors reposed great trust and confidence in him. Unfortunately, Belnick abused that confidence and betrayed that trust, repeatedly breaching his duties of care and loyalty to the Company. Belnick's breaches of duty included:

       a. soliciting and accepting large cash and restricted stock bonuses from the Company's Chief Executive Officer Dennis Kozlowski ("Kozlowski") (valued at approximately $20 million in calendar year 2000 alone) without the approval or knowledge of the Board or its Compensation Committee in violation of what he knew to be his obligation to reveal such compensation to the Board and to have it approved by the Board or its Compensation Committee;

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       b. taking interest-free "loans" in excess of $10 million under the
          Company's "Relocation Loan" program to acquire a resort home in Park City, Utah - without the prior approval or knowledge of the Board or its Compensation Committee, and despite the fact that the relocation loan program was limited to loans for personnel who were being moved from one Company facility to another and there is no Tyco corporate facility in Utah;

       c. drafting a "Retention Agreement" for himself which purported to pay him millions of dollars in additional compensation even if he were terminated for violating his duties to the Company; failing to seek prior Board or Compensation Committee approval for the agreement; asking the Compensation Committee to approve the agreement after its execution without disclosing to the Board or the Compensation Committee the nature and extent of his existing compensation, the nature and extent of his prior breaches of duty, the fact that a signed agreement had already been executed, or the fact that the executed agreement entitled him to millions of dollars of bonus payments even if he were terminated for breaching his duties to the Company;

       d. failing to disclose his compensation in required SEC filings, and fabricating documents after the fact to re-characterize components of his compensation so that he could argue that he was not one of the four highest paid officers other than the Company's CEO, each of whose compensation is required to be disclosed in proxy statements by SEC Regulation S-K Item 402;

       e. failing to disclose his large interest-free loans in required filings as loans to executive officers in excess of $60,000 required to be disclosed in the Company's proxy statements by SEC Regulation S-K Item 404;

       f. failing to secure, or to recommend that the Company obtain, independent counsel concerning the proposals for his compensation that he had drafted - with the result that Belnick was representing his own interests in conflict with the interests of his client, the Company, while his client was without counsel representing its interests;

       g. failing to advise the Board that $20 million in payments to Frank Walsh, the Company's Lead Director, made without Board approval, were improper, and that the Company had a right to recover such payments; conspiring with Kozlowski to try to induce the Board to approve such payments after the fact or to decline to seek to recover them; and participating in making inaccurate assertions to the public concerning such payments;

       h. failing to advise the Board of the improper conduct of Kozlowski of which Belnick was aware, and failing to take any action to remedy or even stop

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          the continuation of such conduct, thereby facilitating, aiding, and abetting Kozlowski's breach of his own duties to Tyco;

       i. failing to advise the Board on May 3, 2002, when the Company received a subpoena in connection with a criminal investigation of CEO Kozlowski and when Belnick retained counsel to represent the Company in connection with that investigation; concealing the fact of the investigation from the Board until Friday May 31, 2002 (when Kozlowski, advised that a public announcement of the investigation would be made on the following Monday by the prosecutors, began informing the Board), the Company's receipt of a subpoena in connection with it, and facts that showed that Kozlowski had in fact engaged in improper conduct;

       j. failing to disclose publicly or to the SEC that the Company's Chief Executive Officer had allegedly violated the law and was under criminal investigation;

       k. refusing to cooperate with the Company's outside counsel Boies, Schiller & Flexner in its investigation of issues raised concerning Kozlowski, Belnick, and other Company personnel - and, in fact, obstructing that investigation despite repeated instructions from the Company to cooperate and repeated promises by him that he would cooperate; and

       l. deleting electronic records and attempting to remove paper records from the Company's offices on June 10, 2002, immediately prior to his termination as the Company's chief legal officer.

     5. The Chief Corporate Counsel must be the principal protector of the Board and the Company against the kind of misconduct engaged in by the Company's former Chief Executive Officer. For a lawyer of Belnick's position and reputation to facilitate and conceal such conduct, and to engage in such conduct himself for personal gain, is inexplicable and inexcusable. Belnick failed in his duties to the Board and to the Company.

     6. Immediately following his departure on June 10, Belnick personally and through his lawyer embarked on a campaign of attacks on the Company. These attacks have included assertions of improper conduct on the part of other officers and directors of the Company during Belnick's tenure as Chief Corporate Counsel - assertions which if

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true Belnick had an obligation to report, but did not report, to the Board or to shareholders and which Belnick took no action to remedy despite his obligation to do so.

     7. Belnick has also continued to refuse to cooperate with the Boies firm's investigation, has failed to repay millions of dollars that he acknowledges he owes to the Company, has demanded that the Company delete certain computer records and turn over without copying paper records from Belnick's office (and threatened legal action against the Company and its counsel if this is not done immediately), and has demanded payment of amounts that he claims are due under his so-called Retention Agreement.

     8. Belnick also continues to deny that he has done anything improper. He takes the position that he has no liability to the Company for any of his conduct, and that except for his acknowledged loans he owes nothing to the Company.

     9. The Company is, of course, reluctant to sue its former Chief Corporate Counsel - particularly given the turmoil for the Company that the conduct of Kozlowski and Belnick has already created. Unfortunately, Belnick has left the Company with no alternative, as it must protect the rights of its shareholders. Tyco therefore brings this action against Belnick for damages, forfeiture, restitution, an accounting, and a declaratory judgment.

                            PARTIES AND JURISDICTION

     10. Plaintiff Tyco is a Bermuda corporation with its principal place of business at The Zurich Centre, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. Tyco's principal United States subsidiary has its office in One Tyco Park, Exeter, New Hampshire 03833.

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     11.  Defendant Belnick is a citizen of the State of New York, residing at
300 Central Park West, New York, N.Y. From September 1998 until June 10, 2002, Belnick maintained offices at Tyco's offices in New York City and Boca Raton, Florida.

     12. The Court has jurisdiction over this action based on diversity of citizenship pursuant to 28 U.S.C. Section 1332(a)(2). The amount in controversy, exclusive of interest and costs, exceeds $75,000.

                           FACTS COMMON TO ALL CLAIMS

                      BELNICK'S UNDISCLOSED AND UNAPPROVED
                      COMPENSATION AGREEMENT WITH KOZLOWSKI

     13. Belnick knew full well that as the chief legal officer of a multinational public corporation, he would be, and was, entrusted with the duty of ensuring that the Board was properly informed of all information that it reasonably needed to know, including the payments, other benefits, and loans solicited by, or made to, senior executives like himself and Kozlowski; that he and other members of senior management in dealing with the Company should avoid self-dealing and conflicts of interest, and disclose any potential self-dealing or conflicts of interest that did arise; that he, as the Company's chief legal officer was particularly responsible for bringing to the Board's attention any conflict of interest, self-dealing, or improper conduct by him or other executives. Belnick knew that, as the Company's chief legal officer, he bore a particular obligation to bring to the attention of the Board and its Compensation Committee any undisclosed compensation arrangements or loans to or for senior executives, including himself.

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     14.  From the inception of his employment, Belnick failed in his responsibilities and betrayed the Board's trust, choosing instead to conspire with Kozlowski to evade the Board's policies regarding compensation and conceal the extent of Belnick's compensation and benefits, as secretly agreed to by Belnick and Kozlowski, from the Company and the Board.

     15. On August 19, 1998 (a month before Belnick began working at Tyco), Kozlowski sent Belnick a letter describing Belnick's proposed compensation. The version of that letter given to the Company's personnel department, and represented to be the agreement with Belnick, described Belnick's cash compensation as:

       "- a base salary of $700,000 per year;
        - a sign-on bonus of $300,000;
        - a guarantee cash bonus of $1,500,000 the first year;
          $1,000,000 the second year; and
          $1,000,000 the third year,

     with your first bonus payable with our fiscal year end September 30, 1999."

The letter also gave Belnick 100,000 restricted Tyco shares (with a then-market value of over $5 million), vesting over three years, and 500,000 options (with a fair market value in the millions), also vesting over three years.

     16. Belnick's files, however, contain a different version of that letter - also dated August 19, 1998 and also signed by Kozlowski. The version of Belnick's compensation agreement kept in Belnick's private files, in a file entitled "Tyco Compensation", describes Belnick's cash compensation differently (with an additional provision underscored and bolded) as:

       "- a base salary of $700,000 per year;
        - a sign-on bonus of $300,000;
        - a guaranteeD cash bonus of $1,500,000 the first year;
          $1,000,000 the second year; and
          $1,000,000 the third year,

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     with your first bonus payable with our fiscal year end September 30, 1999.
     IN ANY EVENT, YOUR ANNUAL CASH BONUS WILL NOT BE LESS THAN 1/3 OF MINE."

     17. Belnick's version of the Kozlowski letter also included two additional paragraphs not in the version of the letter represented to the personnel department to be the agreement with Belnick. Those paragraphs provided:

       "You will also be entitled to participate in and benefit from (proportionate to your position) all existing and future benefit plans and programs that are available for senior executive officers of the Company. Accordingly, among other benefits, you will be entitled to participation in Tyco's relocation program to New York City, participation in the Company's 401(k) Plan, the use of a car and either a Company loan or a re-load of restricted shares in connection with your tax liability on the same of previously restricted shares."

       "If for any reason the relationship does not work out to your or the Company's satisfaction and you leave the Company prior to September 30, 2001, the Company will pay you until then your base salary and guaranteed cash bonuses, less the sign-on bonus, (regardless of your income or earnings from other employment). You would also retain in full the sign-on bonus, restricted shares (whether or not still restricted) and your stock options."

     18. The undisclosed version of the August 19, 1998 letter increased Belnick's compensation substantially: it tied Belnick's compensation to Kozlowski's, gave him access to millions in zero-interest loans, and guaranteed Belnick's compensation (including cash bonuses and stock) regardless of whether Belnick worked for three years or three months, and regardless of the circumstances under which he might leave.

     19. Belnick and Kozlowski's subsequent conduct shows (1) that Belnick's undisclosed version of the letter agreement was their true agreement, and (2) that they intended to conceal that agreement from the Board:

       a. when the Company's Human Resources Director learned that Belnick had been hired and asked Kozlowski for a copy of Belnick's agreement, Kozlowski gave her a copy of the first version of the letter, never mentioning a second or other version that he had executed;

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       b. on September 24, 1998, shortly after he started, Belnick faxed his version of the letter to his personal accountant, showing his belief that this was the operative version of his compensation agreement; and

       c. in early 2002, discussing Belnick's new retention agreement with the Compensation Committee, Kozlowski slipped and referred to Belnick's entitlement to a bonus one-third of Kozlowski's own - but when asked why he was referring to a one-third ratio, Kozlowski falsely claimed that he was confusing Belnick with someone else.

     20. The undisclosed version of Belnick's agreement with Kozlowski was never presented to, or approved by, the Tyco Board or its Compensation Committee. Nor was it disclosed to the Company's personnel department or in any public filing. Throughout his tenure at Tyco, Belnick's fortunes were, quite literally, linked to Kozlowski's in a way that neither the Board, the Compensation Committee, the Company's personnel department, nor the public, ever knew. And, as both Belnick and Kozlowski knew, tying Belnick's compensation to Kozlowski's (and Belnick's future success to Kozlowski's future success) gave Belnick a powerful, and undisclosed, incentive to protect Kozlowski and to aid Kozlowski in his efforts to benefit at the Company's expense.

     21. Belnick also did not properly disclose the full details of his agreements with Kozlowski to the Company's auditors, as he was required to do by Bermuda law. Section 97 of the Bermuda Companies Act of 1981 codifies an officer's duty of honesty and good faith, and subsection (4) of that provides that

          "an officer of a company shall be deemed not to be acting honestly and in good faith if -

       (a) he fails on request to make known to the auditors of the company full details of -

          (i) any emolument, pension or other benefit that he has received or it is agreed that he should receive from the company or any of the company's subsidiaries."

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              BELNICK'S FAILURE TO REVEAL TO THE BOARD KOZLOWSKI'S
                          IMPROPER USE OF COMPANY FUNDS

     22. In addition to Belnick's fiduciary duties as a Tyco officer, his position as Chief Corporate Counsel made Belnick responsible for ensuring that other officers complied with the policies and rules of Tyco's Board and Board Committees. This was particularly true with respect to self-dealing and policies and programs that gave employees lucrative benefits (such as low- or no-interest loans), and which were therefore likely subjects for abuse and self-dealing.

     23. Belnick failed to prevent the making of improper loans to, and the improper use of Company funds by, Kozlowski, and failed to advise the Board of such loans and use of funds when Belnick became aware of them.

                        BELNICK'S INITIAL ABUSE OF TYCO'S
                             RELOCATION LOAN PROGRAM

     24. Instead of policing self-dealing, Belnick himself solicited and accepted millions in interest-free loans from Tyco without the approval or knowledge of the Board or the Compensation Committee. These loans to Belnick were characterized as purported "relocation loans", although Belnick knew he did not qualify for any loans under the program rules approved by Tyco's Compensation Committee.

     25. Tyco's Relocation Program was, as stated in the written program description, authorized by the Compensation Committee in 1995 to assist employees who were then relocating from Tyco's headquarters in New Hampshire to its then-new offices in New York. In about 1997, the Compensation Committee authorized a second relocation loan program for employees who were asked to relocate to Tyco's facilities in Boca Raton, Florida. In each case, the program was to be available to all employees who

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were being asked to relocate, and tracked IRS rules regarding tax-exempt employee relocation loan programs (IRC1.7872-5T(c)(1)(i)). (A program available only to senior executives would not qualify under the IRS rules. The IRS rules also require that the taxpayer's new principal place of work be "at least 50 miles farther from his former residence than was his former principal place of work." (IRC Section 217).)

     26. However, Belnick did not begin working at Tyco until September 1998, three years after Tyco had relocated certain headquarters personnel from New Hampshire to New York, and he never had an office in New Hampshire. Moreover, Belnick already worked in New York - at the Paul, Weiss law firm, a short walk from Tyco's New York offices, and he already lived in the Westchester County suburb of Harrison. Belnick therefore did not qualify for Tyco's New York relocation loan program.

     27. Nevertheless, Belnick, in clear violation of the policies of the loan program, solicited and accepted a "relocation loan", and used that loan, plus another Company loan, to pay $2.75 million for an apartment on Central Park West. After buying the apartment, Belnick signed various promissory notes over the next two and one-half years for additional loans, totaling over $1.5 million.

     28. None of Belnick's promissory notes on his "relocation loans" were countersigned by anyone at the Company. Rather, Belnick appears to have printed off a note, signed it, and sent it to Tyco's offices for processing and the issuance of a wire transfer to his personal account.

     29. Belnick's total improper borrowing for his New York apartment now exceeds $4 million, all of which he still owes to Tyco.

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                         BELNICK'S FURTHER ABUSE OF THE
                         RELOCATION LOAN PROGRAM IN 2001

     30. A second improper use of the Relocation Program by Belnick occurred in 2001 when he solicited and accepted over $10 million in interest-free loans from Tyco to finance a new resort home in Park City, Utah.

     31. Although Belnick again misrepresented this loan as a "relocation loan", it clearly was not, for several reasons. First, and itself dispositive, Tyco never adopted a relocation program to Utah. Second, Tyco has no offices in Utah to which Belnick could be said to be relocating. Third, Belnick did not even execute the various documents called for by the Company's legitimate relocation plans, and there is no corporate document that even arguably purports to authorize Belnick's Utah loan. In fact, the only documentation of the loan is a series of promissory notes, signed only by Belnick, which total over $10 million.

     32. To date Belnick has not repaid any of the more than $10 million of Tyco funds he used to finance his Utah property.

     33. In addition to his unauthorized, no-interest $10 million loan, Belnick also improperly used over $1600 a month in Company funds for expenses incurred in maintaining his Utah home.

                        BELNICK'S ADDITIONAL UNDISCLOSED
                          COMPENSATION IN 2000 AND 2001

     34. In 2000, Belnick, in another breach of his fiduciary and other duties, induced Kozlowksi to substantially increase Belnick's compensation without the knowledge or approval of the Board or the Compensation Committee.

     35.  Specifically:

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       a. in April 2000, Belnick induced Kozlowski to give him 100,000 restricted shares of stock, with 50,000 shares vesting on September 30, 2000 and 50,000 shares vesting on September 30, 2001 (with a total market value of over $5 million);

       b. In July, Belnick induced Kozlowski to give him an additional cash bonus of $2 million, separate from and in addition to his bonus; along with

       c. an additional grant of 200,000 shares of restricted stock - all vesting one year later (with a total market value of over $10 million).

     36. This compensation, in addition to his "guaranteed" annual bonus (which Belnick claimed was now a minimum of $2 million), brought the total value of Belnick's undisclosed 2000 compensation to about $20 million. None of this additional compensation was reported to, or approved by, the Board or its Compensation Committee.

     37. Belnick described his additional $2,000,000 cash bonus and grant of 200,000 additional restricted shares (worth more than $10 million) as "based on the results in a number of matters since I came to Tyco in 1998, including the termination of the SEC inquiry".

     38. Belnick had regularly briefed Tyco's Board on the SEC investigation while it was pending, but never told the Board or the Compensation Committee that he (or any other Tyco counsel) expected to receive, or deserved to receive, any bonus for the successful conclusion of that investigation, let alone a bonus worth more than $12 million.

     39. Although the original and subsequent grants of stock and options to Belnick were to enable him to have "the ability to build significant equity in Tyco over the years to come", Belnick regularly abandoned his investment in the Company and sold his

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shares (or converted options and sold the underlying shares) within days after they vested, earning him millions of dollars.

                      BELNICK'S 2002 "RETENTION AGREEMENT"

     40. Belnick again failed to act honestly and in good faith in late 2001 and early 2002 with regard to his proposed new "Retention Agreement." This new agreement provided for Belnick to receive a further payment (in addition to all of his other compensation and stock, and his existing options) by October 1, 2003 of approximately $20 million ($10.6 million plus a "gross-up" for taxes).

     41. The agreement was drafted by Belnick himself, and executed without the approval or knowledge of the Board or the Compensation Committee, and without any independent legal advice or consultation as to the reasonableness of its terms. Belnick, as the Company's chief lawyer, drafted an agreement with himself
- a hopeless conflict of interest that Belnick neither disclosed nor sought to cure (by, for example, hiring independent counsel or even consultants to advise the Company on reasonable terms for a new contract).

     42. In February 2002, weeks AFTER Belnick's new Retention Agreement had been agreed to and executed, a proposal for such an agreement was reported for the first time to the Compensation Committee, at a meeting attended by the head of Tyco's Human Resources department. During the course of the meeting, a "Term Sheet" was presented to the Committee purporting to summarize the principal terms of Belnick's new agreement.

     43. The Term Sheet was important for what it did not state. Neither in the Term Sheet nor at any other time was the Compensation Committee informed that the

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Retention Agreement had already been executed and that it purported to provide for multi-million dollar payments to Belnick even if he were fired for an intentional breach of his duties to the Company.

     44. What was included in the Term Sheet was also misleading to the Committee whose approval was sought. For example, the Term Sheet represented that the retention "payment is in lieu of bonuses", without revealing the huge undisclosed bonuses Belnick had just received in 2000.

     45. As Tyco's Chief Corporate Counsel, Belnick was aware that the Compensation Committee had defined among its roles the review of compensation, "including salary, bonus, equity plan awards, and prerequisites" for all executives and those senior officers reporting directly to Kozlowski. Especially for these reasons, Belnick had a duty to inform the Compensation Committee of the magnitude of his undisclosed prior compensation.

     46. After review by Tyco's outside counsel on benefits and employment matters, Belnick's executed Retention Agreement was revised to add some basic terms for that type of agreement, but the basic economic terms were never changed and neither the Board or Compensation Committee ever received any independent advice as to the reasonableness of such terms.

     47. As Chief Corporate Counsel, it was Belnick's duty to ensure compliance with the Compensation Committee's policies regarding approval of executive compensation, including his own. Because of Belnick's failure to have his compensation presented to (much less approved by) the Board or the Compensation Committee, his compensation was unauthorized. Moreover, when Belnick's 2002 Retention Agreement

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was presented to the Committee, it was done as an obligation that Kozlowski had already entered into and Belnick had been relying on, without proper disclosure of Belnick's compensation up to that point, and without disclosure of his astonishing definition of "cause" in the agreement, and without disclosure of Belnick's prior and ongoing improper conduct. The Retention Agreement was consequently unauthorized and was fraudulently induced. As such, it is void or voidable.

                       BELNICK AND KOZLOWSKI CAUSE TYCO TO
                   FAIL TO DISCLOSE HIS COMPENSATION AND LOANS

     48. As the Company's chief legal officer, Belnick was responsible for approving its SEC filings and for making careful and diligent efforts to ensure that they were true, complete, and accurate. Instead of fulfilling that duty in good faith, Belnick

       a. worked with Kozlowski to manipulate the way in which Belnick's compensation was described to avoid disclosing it in reports filed with the Securities and Exchange Commission,

       b. approved SEC filings that failed to disclose his millions of dollars of executive officer indebtedness to Tyco, and

       c. approved SEC filings that failed to disclose Kozlowski's own abuse of Tyco's "Key Employee Loan Program", which Belnick either knew or should have known of in the fulfillment of his duties as the Company's chief legal officer.

     49. SEC rules require companies to disclose in their proxy statements the compensation of their CEOs and their four highest-paid executive officers. The determination of who are the four highest-paid executive officers is made by reference to total annual salary and bonus, and not other forms of remuneration. For this purpose SEC rules allow a company in limited circumstances not to count the distribution or

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accrual of a large amount of cash compensation (such as a bonus) that is not part of a recurring arrangement and is unlikely to continue.

     50. In Belnick's case, he claimed in July 2000 that he was entitled to receive, in addition to a $2 million "special bonus" for the conclusion of an SEC investigation, a guaranteed minimum annual bonus of $2 million (for a total of $4 million). The $2 million guaranteed minimum annual bonus, alone, would have made Belnick one of Tyco's four highest paid executives other than its CEO. However, Belnick subsequently caused Tyco's HR department to record Belnick's 2000 bonuses as comprising $3 million in special bonuses, and only a $1 million guaranteed bonus. The purpose and effect of this rewriting of history was to improperly omit Belnick's huge compensation from Tyco's proxy statement disclosures.

     51. Separate and apart from his compensation, Belnick also caused Tyco to file SEC reports that failed to disclose his millions of dollars of indebtedness in "relocation loans", even though SEC rules require that the Company disclose loans to senior executives that amount, in aggregate, to over $60,000.

     52. In addition, instead of disclosing Kozlowski's loans, Belnick also approved language in Tyco's SEC filings that gave varying descriptions of how the Key Employee Loan Program was being used by Kozlowski, and which helped to conceal Kozlowski's abuse of that program. During the week of June 3-7, 2002, Belnick agreed that it was wrong for Kozlowski to use the Company's Key Employee Loan Program for purposes other than the purchase of stock. However, Belnick falsely advised a member of Tyco's Board that Kozlowski's conduct was not significant because Kozlowski repaid the loans.

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                      BELNICK'S WRONGFUL CONDUCT REGARDING
                               THE WALSH PAYMENTS

     53. As Chief Corporate Counsel of a company that was required by SEC rules to file public reports, one of Belnick's most important duties was to ensure that the Company properly and fully disclosed information that was required to be disclosed in those reports. In addition to Belnick's failure to discharge that duty diligently and in good faith regarding himself and Kozlowski. Belnick also breached his duties and acted in bad faith with regard to Kozlowski's unapproved $20 million payment to Walsh in July 2001.

     54. The context of the Walsh payment is as follows: In late 2000, Walsh recommended to the Board the idea that Tyco acquire a financial services company. Walsh later proposed that Tyco specifically acquire The CIT Group, Inc. ("CIT"), and introduced Kozlowski to CIT's Chairman and CEO. Subsequent negotiations led to an agreement for Tyco to acquire CIT, which closed in June 2001.

     55. After the terms of the CIT transaction had been agreed to, Walsh asked Kozlowski for a finder's fee to compensate him for his role in the transaction, and induced Kozlowski to agree to pay him $20 million, of which half would be given to a charitable fund designated by Walsh and over which Walsh would exercise control. Kozlowski agreed to make these payments without informing or obtaining approval from the Board or any committee.

     56. Belnick has claimed that he was unaware of the payments at the time, and only learned of them in January 2002. Nevertheless, Belnick then breached his duties by failing to advise the Board that the $20 million payments, having been made without Board approval, were improper, and that the Company had a right to recover such

                                     99.7-18
payments. Instead, Belnick conspired with Kozlowski and Walsh to try to induce the Board to approve such payments six months after the fact; failed to disclose either that scheme or the fact that the Board refused to approve the payments after the fact; and participated in making inaccurate assertions to the public concerning the payments.

                     BELNICK WRONGLY CONCEALS THE KOZLOWSKI
                      CRIMINAL INVESTIGATION FROM THE BOARD

     57. Belnick was entrusted by the Board with responsibility for managing the Company's legal affairs. Implicit in that grant of authority was the understanding that Belnick would discharge his duties fairly and with undivided loyalty to his client, the Company. Both as a matter of law and as a matter of the ethical code to which he was bound as a member of the Bar, Belnick had affirmative duties to disclose any potential conflict or self-interest of any executive, including himself, in any pending legal matter, and to recuse himself from any matter where his own interests were at issue so that the Company could have independent and unbiased advice on which it could rely.

     58. Belnick's conduct since early May constitutes a clear and deliberate breach of those duties through a pattern of non-disclosure, concealment, and obstruction, which has caused substantial harm to the Company.

     59. On May 3, 2002, Belnick received a copy of a subpoena from the New York County District Attorney in connection with a criminal investigation of Kozlowski requesting documents relating to (a) Kozlowski's compensation and (b) Kozlowski's recent art purchases. Belnick was immediately aware of the seriousness of this investigation and the danger it posed to the Company, and in that same day he retained criminal counsel for both Kozlowski and Tyco. Because Belnick recognized that the

                                     99.7-19
interests of Kozlowski and Tyco were in conflict, different law firms were retained to represent each.

     60. Nevertheless, Belnick failed to inform the Board or its Corporate Governance Committee, or its Lead Director either of the criminal investigation of the Company's CEO or of the subpoena to the Company.

     61. Belnick also knew that the Board had stepped up its oversight of Kozlowski in early 2002, after it learned that Kozlowski had agreed to pay Frank Walsh, then a Tyco director, $20 million in 2001 in relation to Tyco's acquisition of The CIT Group without the required Board approval. Nonetheless Belnick continued to protect the interests of himself and his patron Kozlowski at the expense of the interests of his client, the Company.

     62. Indeed on May 23, 2002 Belnick met and conferred with the members of the Board in New York (with eight directors present in person and three by phone). Neither Kozlowski nor Belnick mentioned (on or off the record) the pending criminal investigation or the subpoena to the Company.

     63. Belnick did not inform the Board, the Corporate Governance Committee, or the Lead Director of the criminal investigation or of the subpoenas until the evening of Friday May 31, after he had been told that Kozlowski was about to be indicted, and Kozlowski himself had begun to call directors to inform them of his impending indictment.

     64. As the nature of Belnick's relationship with Kozlowski, and his own lack of disclosures regarding his compensation indicate, Belnick chose to conceal the criminal investigation of Tyco's CEO from the Board for weeks, and until he had no choice but to

                                     99.7-20
do so, because Belnick was seeking to protect Kozlowski, and Belnick's own position with the Company, rather than acting in good faith with regard to Tyco's interests.

     65. May 31 was a Friday; on the evening of Sunday, June 2, the Tyco Board met by phone and requested Kozlowski's resignation as Chairman, CEO and director, and Kozlowski tendered his resignation. On Monday, June 3, the District Attorney held a press conference to announce its investigation and on Tuesday June 4, Kozlowski was indicted. Tyco's stock dropped from a closing price of $21.95 on May 31, 2002, to $16.45 on Tuesday, June 4 (a drop of approximately 25%) after the announcement of Kozlowski's indictment.

              BELNICK RENEGES ON HIS PROMISE TO COOPERATE WITH THE
                 CORPORATE GOVERNANCE COMMITTEE'S INVESTIGATION

     66. As Tyco's Chief Corporate Counsel Belnick was bound, under his professional duty as a lawyer and his duties of honesty and good faith as an officer of the Company, to act honestly and in good faith in the Company's best interest. To the extent that outside counsel were retained to investigate the conduct of the Company's officers or directors, Belnick owed the Company his fidelity to act honestly and in good faith to facilitate that investigation.

     67. In the first week of May 2002, Tyco's Corporate Governance Committee contacted David Boies of Boies, Schiller & Flexner concerning Kozlowski's payment of $20 million to then-director Frank Walsh in connection with Tyco's acquisition of The CIT Group in 2001. On May 17, 2002, the Boies firm was formally retained to represent the Company "in connection with the Committee's review and analysis of transactions between and among Tyco and its subsidiaries and certain of Tyco's directors and officers,

                                     99.7-21
and any litigation arising from or relating to that review and analysis." Belnick was aware of this retention and did not dispute the Committee's authority to retain the Boies firm, and did not demand control over the investigation.

     68. On June 2, 2002, with Belnick on the phone, the Company's Lead Director, John F. Fort III, and members of the Corporate Governance Committee asked the Boies firm to represent the Company in conducting an internal investigation of issues raised by, or related to, the District Attorney's investigation.

     69. On the following Monday, June 3, without any discussion with Messrs. Boies, Fort, or the Board, Belnick unilaterally requested that another outside law firm immediately attempt to interview personnel and collect documents before the Boies firm could do so.

     70. When Belnick's instructions to other Tyco counsel were discovered later during the day of June 3, Belnick promised that other Tyco counsel's work product and information would be freely available to the Boies firm and that the Boies firm could participate in any interviews conducted by other Tyco counsel in which the Boies firm wished to participate. At no time on June 3 in any of the discussions that Belnick had with lawyers from the Boies firm and with other personnel of the Company about the work of the Boies firm, did Belnick ever suggest that the Boies firm had not been retained to represent the Company or that such retention was in any way unauthorized.

     71. Tuesday, Wednesday, Thursday, and Friday, June 4-7, Belnick promised Fort and others that he and other Tyco counsel would cooperate fully with the Boies firm's investigation, that all documents and information that Belnick had or that other

                                     99.7-22

Tyco counsel obtained would be shared with the Boies firm, and that the Boies firm was free to participate in any interviews conducted by other Tyco counsel.

       a. Although Belnick failed to implement his promises of support and cooperation, at no time did Belnick suggest that the Boies firm had not been retained to represent the Company, or that such retention was in any way unauthorized, or that he objected to such retention.

       b. Indeed, during this period Fort personally met with Belnick and urged Belnick to begin implementing his promised cooperation with the Boies firm's investigation. At no time during those conversations did Belnick question whether the Boies firm had been properly retained to conduct such an investigation or raise any objection to such retention.

     72. Belnick was aware that the press was informed in response to questions on Wednesday and Thursday, June 5-6, that the Boies firm had been retained by the Company to do a broad internal investigation, and Belnick listened to Fort's presentation to analysts on Friday, June 7, in which Fort said that the Boies firm had been retained by the Company for such purposes. Again, at no time did Belnick question whether the Boies firm had, in fact, been properly retained by the Company to do an internal investigation or raise any objection to such retention.

     73. On Friday, June 7, Belnick was again told that Boies, Schiller & Flexner had been retained by the Company to do an internal investigation, and that despite numerous promises from Belnick that he and other Tyco counsel would cooperate in that investigation, the Boies firm had still not begun to receive information from Belnick or other Tyco counsel, and that the Boies firm was not being informed when and where other Tyco counsel interviews were being conducted so that the Boies firm would have an opportunity to participate.

       a. Belnick reiterated that he and other Tyco counsel would cooperate. Indeed, Belnick said he and other Tyco counsel would be at the Company's Boca Raton offices on the following Monday (June 10) and

                                     99.7-23
          that lawyers for the Boies firm were free to join them to participate in interviewing Company personnel and reviewing Company documents. It was agreed that lawyers from the Boies firm would meet Belnick and other Tyco counsel at 10:00 a.m. Monday at the Company's Boca Raton offices to begin joint work.

       b. Belnick also agreed that a conference call with other Tyco counsel would be set up over the weekend during which the other Tyco counsel would brief Boies and others concerning what Tyco's other counsel had discovered. (The following day, June 8, it was agreed that such conference call would take place late afternoon or early evening on Sunday, June 9.)

     74. On Sunday, June 9, Belnick cancelled the conference call on which other Tyco counsel was supposed to brief the Boies firm as to what other Tyco counsel had discovered. Belnick also instructed other Tyco counsel not to share their information with the Boies firm or permit the Boies firm to participate in other Tyco counsel interviews except as Belnick might agree on a case-by-case basis.

     75. On Monday, June 10, when attorneys from the Boies firm arrived at the Company's Boca Raton offices they were informed Belnick had given instructions that they were not to be permitted to participate in the interviews that were scheduled and that other Tyco counsel had been instructed not to share information with them. The Boies firm attorneys also discovered that Belnick had not come to Boca Raton as promised, but was in his New York City office packing up boxes.

     76. Belnick's efforts to frustrate the Committee's investigation, and his repudiation of his promise to cooperate, evince his conflict of interest between his personal agenda and his obligations to Tyco, and constitute a breach of his professional duties as a lawyer, and his fiduciary duties as a Tyco officer.

                                     99.7-24

          BELNICK'S EFFORT TO REMOVE FILES AND TO DELETE COMPUTER FILES

     77. Early on the morning of Monday June 10, 2002, Belnick entered the New York offices of Tyco and directed Tyco and other personnel to commence packing boxes with numerous files maintained in the vicinity of his office.

     78. On information and belief, most of those files were the property of Tyco.

     79. Belnick also deleted folders, files and numerous documents from his computer relating to his compensation and employment matters, memoranda to Kozlowski, and other confidential Tyco documents.

     80. Belnick was aware that the electronic files that he deleted were Tyco property, since a Tyco policy, effective as of October 1, 2000, approved by Belnick for dissemination to Tyco employees generally in a handbook entitled "Standards of Conduct" provides in pertinent part: "E-mail and other electronic data created, sent or stored on Company property (including data accessed, copied or printed from the Internet) is Company property."

     81. Belnick's conduct in deleting electronic information on June 10, 2002 was a breach of his fiduciary duties to the Company and constituted attempted theft or destruction of Company property that breached his ethical obligations to this client.

            WITH A CRIMINAL INVESTIGATION PENDING, BELNICK'S COUNSEL
                       DEMANDS THAT TYCO DESTROY DOCUMENTS

     82. On June 10, 2002, Belnick's Counsel, the law firm of Arkin Kaplan & Cohen ("the Arkin firm"), demanded that Tyco return 20 boxes of files packed by Belnick's assistant earlier that morning and that no copies be made of those files. In response, Tyco's counsel advised the Arkin firm that it was conducting a review of the

                                     99.7-25
relevant documents to determine whether they were business or personal files and that Tyco reserved the right to copy documents as appropriate.

     83. On June 12, 2002, the Arkin firm reiterated its demand that the files be returned without copying and further demanded that Tyco's counsel "delete the Quicken program and all of Belnick's financial data on the computer in his office."

     84. At the time that it made that demand, Belnick and the Arkin firm knew that both the New York County District Attorney's Office and the Securities and Exchange Commission were conducting inquiries and had issued subpoenas demanding documents from Tyco.

     85. On June 13, 2002, Tyco's counsel advised the Arkin firm that "[in] the circumstances, it would be highly inappropriate to release Belnick's files," noting that an internal investigation by Tyco's counsel "requires a careful review" of the files and that "the files are obviously of potential interest to various investigative agencies." Tyco's counsel further advised the Arkin firm that it was "astonished" at the suggestion that financial data be deleted under these circumstances.

     86. On June 14, 2002, the Arkin firm reiterated its request that Tyco's counsel delete the Quicken file.

     87. True and correct copies of the above-referenced correspondence between the Arkin firm and Tyco's counsel is annexed hereto as Ex. A-_ and are incorporated by reference into this Complaint.

                              FIRST CAUSE OF ACTION
                           (BREACH OF FIDUCIARY DUTY)

     88. Plaintiff realleges paragraphs 1 through 87 as if fully set forth herein.

                                     99.7-26

     89. As an officer of the Company, Belnick owed Tyco strict fiduciary duties. Belnick was required to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence, and skill that a reasonably prudent person would exercise in comparable circumstances. Belnick's position as Tyco's Chief Corporate Counsel imposed on him further professional and ethical obligations and duties. Belnick knew that the Board was trusting and relying on him to exercise the highest level of care regarding his professional duties.

     90. As set forth in more detail above, Belnick failed to fulfill his obligations to the Company, failed to faithfully execute service, and breached his duties to Tyco in various ways, including by

       a. soliciting and receiving unreasonable compensation;

       b. failing to inform, and concealing from, the Board the true facts concerning the amount of his own compensation;

       c. failing to obtain Board approval for his compensation and agreements related thereto;

       d. improperly appropriating Company funds to his own use through more than $14 million in improper "loans", none of which has been repaid;

       e. improperly appropriating Company funds to his own use for personal expenses, including more than $1600 per month of expenses for his Utah resort home;

       f. failing to inform the Board of the true facts concerning the payments to Walsh and interfering with efforts to recover such payments;

       g. failing to take steps to ensure that the Company recovered the improper payments to Walsh and attempting to prevent the Company from doing so;

       h. failing to inform the Board of the true facts concerning loans granted to Kozlowski;

                                     99.7-27

       i. failing to inform the Board about the criminal investigation of Kozlowski and the hiring of criminal defense counsel for Kozlowski and the Company;

       j. failing to ensure that the Company's SEC filings contained accurate disclosures; and

       k. failing to cooperate with and actively impeding the Board's efforts to investigate these matters.

     91. As a direct and proximate result of Belnick's breaches of his fiduciary duties, the Company has been damaged in an amount to be determined at trial.

     92. Because of the willful, wanton, and intentional nature of Belnick's conduct, and his abuse of his position of trust, Belnick is also liable for punitive damages in an amount to be determined at trial.

                             SECOND CAUSE OF ACTION
                       (INDUCING BREACH OF FIDUCIARY DUTY)

     93. Plaintiff realleges Paragraphs 1 through 87 as if fully set forth herein.

     94. As an officer of the Company, Belnick owed Tyco strict fiduciary duties. Belnick was required to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. As the Company's chief legal counsel, Belnick also owed particular duties to the Company, and knew that the Board was trusting and relying on him to exercise the highest level of care regarding his professional duties.

     95. Belnick was well aware of his duties to the Board and chose not to fulfill them. Rather, he used his position as Chief Corporate Counsel to induce others within

                                     99.7-28
the Company, including Kozlowski, to breach their fiduciary duties to Tyco, and to fail to faithfully execute service to their fiduciary, Tyco.

     96. Like Belnick, the other senior officers and directors of the Company, including Kozlowski, owed Tyco strict fiduciary duties to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

     97. Belnick breached his duties to the Company and failed to faithfully execute service by knowingly using his position as Chief Corporate Counsel to induce others within the Company, including Kozlowski, to breach their fiduciary duties to Tyco. Belnick and Kozlowski combined to jointly take improper advantage of the Company, with each acting to protect the interests of the other at the expense of the interests of the Company.

     98. Belnick induced Kozlowski to breach his duties to the Company in various ways, including:

       a. not advising the Board of the details concerning the amount of Belnick's compensation;

       b. twice permitting Belnick to participate improperly in the Company's relocation loan program, borrowing over $14 million to which he was not entitled, none of which has been repaid;

       c. providing Belnick with unreasonable compensation and concealing that compensation from the Board.

     99. As a direct and proximate result of these breaches of fiduciary duty by others, the Company has been damaged in various ways. Belnick is therefore liable to Tyco for all damages proximately caused by the breaches of fiduciary duty he induced.

                                     99.7-29

     100. Because of the willful, wanton, and intentional nature of Belnick's conduct, and his abuse of his position of trust, Belnick is also liable for punitive damages in an amount to be determined at trial.

                              THIRD CAUSE OF ACTION
                      (CONSPIRACY TO BREACH FIDUCIARY DUTY)

     101. Plaintiff realleges paragraphs 1 through 87 as if fully set forth herein.

     102. As two of the most senior officers of the Company, Belnick and Kozlowski owed Tyco strict fiduciary duties. Belnick and Kozlowski were required to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Each of Belnick and Kozlowski knew that the Board was trusting and relying on them to faithfully and diligently execute their respective tasks with the highest level of professional skill.

     103. Rather than fulfill their duties to the Company, Belnick and Kozlowski agreed and conspired to work together to breach their duties to the Company and fail to faithfully execute service to their fiduciary, Tyco. Kozlowski would not have been able to breach his own fiduciary duties to the Company if Belnick had not been willing to go along.

     104. Belnick and Kozlowski acted in furtherance of their conspiracy by

       a. failing to inform the Board of the true facts concerning the amount of Belnick's compensation;

       b. failing to obtain Board approval for Belnick's compensation and agreements related thereto;

                                     99.7-30

       c. allowing Belnick to participate improperly twice in the Company's relocation loan program, borrowing over $14 million to which he was not entitled, none of which has been repaid;

       d. failing to inform the Board of the true facts concerning improper compensation paid to Walsh;

       e. failing to take steps to ensure that the Company recovered the improper compensation to Walsh and attempting to prevent the Company from doing so;

       f. failing to inform the Board of the true facts concerning Kozlowski's compensation and loans made to Kozlowski;

       g. failing to inform the Board about the criminal investigation of Kozlowski and the hiring of criminal defense counsel for Kozlowski and the Company;

       h. failing to ensure that the Company's SEC filings contained accurate disclosures; and

       i. failing to cooperate with and actively impeding the Board's efforts to investigate these matters.

     105. As a direct and proximate result of the conspiracy between Belnick and Kozlowski to breach their fiduciary duties, the Company has been damaged. Belnick is therefore liable to Tyco for all damages proximately caused by the breaches of fiduciary duty by Belnick and Kozlowski.

     106. Belnick is therefore liable to Tyco for all damages proximately caused by his agreement and conspiracy with Kozlowski to breach their fiduciary duties to Tyco.

     107. Because of the willful, wanton, and intentional nature of Belnick's conduct, and his abuse of his position of trust, Belnick is also liable for punitive damages in an amount to be determined at trial.

                                     99.7-31

                             FOURTH CAUSE OF ACTION
                                  (ACCOUNTING)

     108. Plaintiff realleges paragraphs 1 through 87, 89-91, 94-99, and 102-105 as if fully set forth herein.

     109. As an officer of the Company, Belnick owed Tyco strict fiduciary duties. Belnick was required to act honestly with full disclosure and in good faith with a view to the best interests of the Company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. As the Company's chief legal counsel, Belnick also owed particular duties to the Company, and knew that the Board was trusting and relying on him to exercise the highest level of care regarding his professional duties.

     110. Belnick breached his fiduciary and other duties to the Company, and failed to faithfully execute service, in various ways, and profited from his breach of duty through the receipt of unauthorized and undisclosed compensation, interest-free use of millions of dollars of Tyco's funds for unauthorized "relocation loans", and unauthorized grants of hundreds of thousands of shares of Company stock, which Belnick promptly sold and on which he earned millions.

     111. Belnick commingled the funds he received in breach of his fiduciary duties, and the proceeds obtained on his use of those funds, with his own funds.

     112. As a fiduciary, Belnick must account to his principal, Tyco, for the funds that he received during the course of his employment, including over $14 million he has received as so-called "relocation loans," none of which has been repaid, as well as any damage caused to the Company by virtue of his self dealing.

                                     99.7-32

     113. Belnick must therefore account to Tyco for the funds that he received during the course of his employment, including an accounting for the interest on the funds he obtained and benefits he obtained as a result of his wrongful use of the Company's funds.

                              FIFTH CAUSE OF ACTION
                              (CONSTRUCTIVE TRUST)

     114. Plaintiff realleges paragraphs 1 through 87, 89-91, 94-99, and 102-105 as if set forth fully herein.

     115. From the inception of his employment with Tyco, Belnick was a disloyal fiduciary: he used his position as Chief Corporate Counsel to breach his own duties to the Company, induce Kozlowski to breach the latter's duties to the Company, and agreed and conspired with Kozlowski to breach their respective duties to the Company.

     116. Belnick profited and was enriched by his various breaches of duty, including through his unauthorized grants of stock and by his wrongful use of over $14 million of Tyco's money through interest-free "Relocation Program" loans to which he was not entitled.

     117. As a disloyal fiduciary who profited as a result of his disloyalty, Belnick is deemed to hold the funds and benefits he has received, and the interest and proceeds obtained on the use of the funds he wrongfully received, in constructive trust for the benefit of Tyco.

                              SIXTH CAUSE OF ACTION
                             (DECLARATORY JUDGMENT)

     118. Plaintiff realleges paragraphs 1 through 87, 89-91, 94-99, and 102-105 as if fully set forth herein.

                                     99.7-33

     119. Belnick's 2002 "Retention Agreement" was, as noted above, procured by Belnick from Kozlowski without providing independent counsel to represent the Company.

     120. Belnick has claimed, through his counsel, that he is entitled to the funds and benefits set forth in his 2002 Retention Agreement. Tyco has taken the position that Belnick's Retention Agreement is not valid or enforceable, and that Belnick owes the Company a substantial amount of money.

     121. There is an actual and ripe controversy between the parties, and the interests of justice would be served by an adjudication of the parties' respective rights and obligations in this proceeding.

     122. Plaintiff therefore asks for a declaratory judgment that the 2002 Retention Agreement is void and not effective and that the Company owes Belnick no obligation thereunder.

                             SEVENTH CAUSE OF ACTION
                                     (FRAUD)

     123. Tyco realleges paragraphs 1 through 87, 89-91, 94-99, and 102-105 as more fully set forth herein.

     124. On or about the dates listed below, Belnick purported to make, execute and deliver Notes to Tyco in the following amounts, with the following interest rates:

              Date                                 Amount               Interest Rate
              ----                                 ------               -------------
         September 4, 1998                    $    275,000.00          Long term annual rate
                                                                       under IRC Section 1274(d)
         November 6, 1998                        2,610,000.00                  0%
         January 19, 1999                          120,000.00                  0%
         March 16, 1999                            200,000.00                  0%
         April 13, 1999                             60,000.00                  0%

                                     99.7-34

         May 5, 1999                               250,000.00                  0%
         June 18, 1999                             141,000.00                  0%
         July 13, 1999                             106,000.00                  0%
         August 5, 1999                            200,000.00                  0%
         August 25, 1999                           105,000.00                  0%
         October 14, 1999                          150,000.00                  0%
         February 16, 2000                          75,000.00                  0%
         July 12, 2000                              50,000.00                  0%
         August 21, 2000                            50,000.00                  0%
         April 6, 2001                              50,000.00                  0%
         May 22, 2001                               50,000.00                  0%
         September 4, 2001                      10,056,767.84                  0%
         October 30, 2001                          240,370.85                  0%
         December 3, 2001                           46,359.09                  0%
         January 3, 2002                            14,843.08                  0%
         January 28, 2002                           10,000.00                  0%
         March 13, 2002                             50,258.49                  0%
                                            -----------------
                                              $ 14,910,599.35

True and correct copies of the Notes, except the note dated August 21, 2000, which is hereby demanded from Belnick, are attached hereto as Exhibit I and by this reference incorporated herein.

     125. Belnick obtained these loans purportedly pursuant to the Company's relocation program and knew that the program was intended to assist employees whom Tyco transferred from one office to another, requiring a change of residence.

     126. Belnick knew or should have known that because the Company never transferred him from one Company office to another, his former principal place of business was only a few blocks from the office of Tyco, and his residence in the Westchester suburb of Harrison was less than 50 miles from his new residence in Manhattan, he did not qualify to participate in the Company's relocation loan program.

                                     99.7-35

     127. Belnick knew or should have known that his intended move to Manhattan was not a valid relocation, either under the Relocation Loan Program adopted by Tyco or under the rules of the Internal Revenue Service.

     128. Belnick also knew or should have know that his decision to move his residence to Utah, where Tyco had no office, also did not qualify as a valid relocation under the Tyco program.

     129. Belnick misrepresented his entitlement to the program loans and, in reliance thereon Tyco loaned monies to him at a zero percent interest.

     130. Because Belnick procured the so-called "relocation loans" under false pretenses and used the loan proceeds for unauthorized purposes, the Notes are fraudulently procured and voidable.

     131. Tyco is therefore entitled to rescission of the Notes and immediate repayment from Belnick of the full amount due on the Notes plus interest at the maximum rate allowed by law.

     WHEREFORE, Tyco respectfully requests that the Court enter judgment in Plaintiff Tyco's favor, and against Defendant Belnick, as follows:

     A. Ordering Belnick to disgorge all of his compensation and profits received as a result of his employment at Tyco, with interest as allowed by law;

     B. imposing a constructive trust on all funds and remuneration wrongfully received by Belnick, and any proceeds obtained by Belnick as a result of his use of said funds and remuneration;

     C. Ordering Belnick to repay immediately all funds he has improperly borrowed from the Company;

     D. Ordering Belnick to compensate Tyco for all damage suffered as a result of Belnick's breaches of duty and wrongful conduct alleged herein;

                                     99.7-36

     E.   Awarding Tyco exemplary and punitive damages; and

     F. Such other and further relief, including interest, costs, disbursements and attorneys' fees incurred herein, as permitted by law.

New York, New York
June 17, 2002
                                            BOIES, SCHILLER & FLEXNER LLP


                                       By:  /s/ Paul R.Verkuil
                                            ------------------------
                                            Paul R. Verkuil (PV-5978)
                                            Harlan Levy
                                            Nicholas J. Gravante, Jr.

                                            570 Lexington Avenue, 16th Floor
                                            New York, New York 10022
                                            (212) 446-2300

                                            Ann M. Galvani
                                            Andrew W. Hayes
                                            BOIES, SCHILLER & FLEXNER LLP
                                            80 Business Park Drive, Suite 110
                                            Armonk, New York 10504
                                            (914) 273-9800

                                            ATTORNEYS FOR PLAINTIFF
                                            TYCO INTERNATIONAL LTD.

                                     99.7-37

                         [EXHIBITS TO BELNICK COMPLAINT]











                                     99.7-38

                                                                       EXHIBIT A











                                     99.7-39

[LETTERHEAD OF ARKIN KAPLAN & COHEN LLP]

                                                June 10, 2002

VIA FACSIMILE

Irving Gutin, Esq.
Tyco International Inc.
9 West 57th Street, 43rd Flr.
New York, NY 10019

Dear Mr. Gutin:

     We represent Mark Belnick:

     It is our understanding that Mr. Belnick's assistant has packed 20 boxes containing personal documents. These documents do not relate to Tyco, and many of them are highly confidential, such as tax returns. We understand that someone has requested on behalf of Tyco copies of some or all of these documents. While we have allowed attorneys from Boies & Schiller to review the boxes and index them to ensure that the documents therein are all personal, we will not allow any copies to be made. Tyco's request is an invasion of privacy and is unreasonable.

     Mr. Belnick needs some of these documents promptly. Please notify us as to when we can pick them up.

                                                Sincerely,

                                                /s/ Howard J. Kaplan
                                                Howard J. Kaplan

                                     99.7-40

                                                                       EXHIBIT B










                                     99.7-41

[LETTERHEAD OF BOIES, SCHILLER & FLEXNER LLP]

                                                June 11, 2002

VIA FACSIMILE AND MAIL

Howard J. Kaplan, Esq.
Arkin Kaplan & Cohen LLP
590 Madison Avenue
New York, New York 10022

Dear Mr. Kaplan:

     This letter responds to your letter of June 10, 2002 to Irving Gutin of Tyco International.

     We are conducting a review of the relevant documents to determine which are business and which are personal. We reserve the right to copy documents as appropriate.

                                                Very truly yours,

                                                /s/ Harlan A. Levy
                                                Harlan A. Levy

                                     99.7-42

                                                                       EXHIBIT C










                                     99.7-43

[ARKIN KAPLAN & COHEN LLP LETTERHEAD]

                                                June 12, 2002

VIA FACSIMILE AND REGULAR MAIL

Harlan A. Levy, Esq.
Boies, Schiller & Flexner LLP
570 Lexington Avenue
New York, NY 10022

Dear Mr. Levy:

     Further to my letter of this morning, please delete the Quicken program and all of Mr. Belnick's financial data on the computer in his office. These files are entirely personal and all reside on the computer's local hard drive. We instruct you not to review or copy this information. Any such action would be a serious invasion of Mr. Belnick's privacy.

     In addition, please provide a copy of all of Mr. Belnick's emails. These emails are located in Mr. Belnick's Microsoft Outlook and include individual email file folders. Many of these emails are personal in nature and should not be reviewed or read by your firm or anyone else. If you have any questions about whether particular emails are personal in nature you can send us a list and we can identify them.

     Finally, please forward any mail that Mr. Belnick has received to my office. We will be providing you shortly with a new email address to which you can forward all of his emails.

                                                Sincerely,

                                                /s/ Howard J. Kaplan

                                                Howard J. Kaplan

                                     99.7-44

                                                                       EXHIBIT D










                                     99.7-45

[LETTERHEAD OF ARKIN KAPLAN & COHEN LLP]

                                                June 13, 2002

VIA FACSIMILE AND REGULAR MAIL

Harlan A. Levy, Esq.
Boies, Schiller & Flexner LLP
570 Lexington Avenue
New York, NY 10022

Dear Mr. Levy:

     Please advise me promptly as to when we can pick up Mr. Belnick's files. Please also confirm that you have compiled with our requests and instructions set forth in my letters dated June 10 and June 12, 2002, including but not limited to making a copy of all of Mr. Belnick's emails for us (including personal and Tyco related), and not copying or reviewing any personal documents or emails.

                                                Sincerely

                                                /s/ Howard J. Kaplan
                                                Howard J. Kaplan

                                     99.7-46

                                                                       EXHIBIT E










                                     99.7-47

[LETTERHEAD OF BOIES, SCHILLER & FLEXNER LLP]

                                  June 13, 2002

VIA FACSIMILE & US MAIL

Howard J. Kaplan, Esq.
Arkin, Kaplan & Cohen, LLP
590 Madison Avenue, 35th Floor
New York, NY 10022

          Re: MARK BELNICK

Dear Mr. Kaplan:

          I have your three letters of June 12 and June 13, 2002.

          My previous letter to your stands.

          Your requests are misplaced, to say the very least. In the circumstances, it would be highly inappropriate for me to release. Mr. Belnick's files to you. In addition to our internal investigation, which requires a careful review of which files are personal and which are not, the files are obviously of potential interest to various investigative agencies. I can hardly release them to you given that fact. Moreover, I am astonished that you would suggest that I "delete" financial data. I need not elaborate on the inappropriateness of that request in the circumstances.

                                                Very truly yours,

                                                /s/ Harlan A. Levy

                                                Harlan A. Levy

                                     99.7-48

                                                                       EXHIBIT F










                                     99.7-49

[LETTERHEAD OF ARKIN KAPLAN & COHEN LLP]

                                                June 14, 2002

VIA FEDERAL EXPRESS AND FACSIMILE

Harlan A. Levy, Esq.
Boies, Schiller & Flexner LLP
570 Lexington Avenue
New York, NY 10022

Dear Mr. Levy:

     I am requesting that you provide us with copies of all Tyco-related files which are in Mark Belnick's Boca Raton office as well as those near the desk of his Executive Assistant, Mary Cherry. Please also return to Mr. Belnick any and all personal files, information and items which he kept at his Boca office.

                                                Very truly yours,

                                                /s/ Hyman L. Schaffer

                                                Hyman L. Schaffer

cc: Irving Gutin, Esq.

                                     99.7-50

                                                                       EXHIBIT G










                                     99.7-51

[LETTERHEAD OF ARKIN KAPLAN & COHEN LLP]

                                                June 14, 2002

VIA FACSIMILE AND REGULAR MAIL

Harlan A. Levy, Esq.
Boies, Schiller & Flexner LLP
570 Lexington Avenue
New York, NY 10022

Dear Mr. Levy:

     You have had control over and full access to Mr. Belnick's files since Tyco fired him on Monday and have had more than ample opportunity to index them since then. As you well know, we are not asking you to return or destroy any files that pertain to Tyco or its business, and your insinuation that we are asking you to do anything illegal or improper is both wrong and offensive. There is and has been no one more eager than Mr. Belnick to ensure that all appropriate authorities have full access to Tyco's files at the earliest possible time. That was his view at Tyco and remains his view now, and he will do everything appropriate to facilitate that.

     To be perfectly clear, we are asking you to return (or delete in the case of the Quicken file, which has only Mr. Belnick's personal financial materials) information that is highly personal and private to Mr. Belnick. Obviously, you will need to review the information to some limited degree to determine whether that is so. Once you do that, your continued holding of Mr. Belnick's personal files is illegal, not to mention indecent, and, particularly with respect to Mr. Belnick's financial information, is causing him continuing damage. If Mr. Belnick's personal files and information are not returned by Monday, or if any of that information finds its way into hands other than Mr. Belnick's, you can rest assured that we will hold you, your firm and your client fully accountable in all ways.

                                                Very truly yours,

                                                /s/ Hyman L. Schaffer
                                                Hyman L. Schaffer

cc: Irving Gutin, Esq.

                                     99.7-52

                                                                       EXHIBIT H










                                     99.7-53

[LETTERHEAD OF BOIES, SCHILLER & FLEXNER LLP]

                                                June 16, 2002

VIA FASCIMILE (212)333-2350

Hyman L. Schaffer, Esq.
Arkin Kaplan & Cohen
590 Madison Avenue
New York, NY 10022

Dear Mr. Schaffer:

     Your letter of June 14, 2002 asserts that Mr. Belnick's lack of certain personal financial information is causing him "continuing damage." Should you wish to identify specific personal materials that you would like to have copied and supplied to Mr. Belnick, you should clearly identify those materials with specificity, so that we can evaluate your request as expeditiously as possible.

     In the meantime, in response to your other points, I once again refer you to my earlier letters.

                                                Very truly yours,

                                                /s/ Harlan A. Levy

                                                Harlan A. Levy

                                     99.7-54

                                                                       EXHIBIT I










                                     99.7-55

$275,000                                                       New York, NY
                                                               September 4, 1998

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME Management Corp., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048, on September 4, 1998, the principal sum of Two Hundred Seventy Five Thousand Dollars ($275,000). This Note will bear interest at the rate of the long term annual applicable federal rate under
Section 1274(d) of the Internal Revenue Code of 1954, as amended, adjusted annually, to the date of maturity, but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice, and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                /s/ Mark A. Belnick
                                                -------------------
                                                MARK A. BELNICK

                                     99.7-56

                                      NOTE

$2,610,000                                                          New York, NY
                                                                November 6, 1998

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on November 6, 2013, the principal sum of Two Million Six Hundred Ten Thousand Dollars ($2,610,000). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                /s/ Mark A. Belnick
                                                -------------------
                                                MARK A. BELNICK

                                     99.7-57

                                      NOTE

$120,000                                                            New York, NY
                                                                January 19, 1999

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on January 19, 2014, the principal sum of One Hundred Twenty Thousand Dollars ($120,000). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                /s/ Mark A. Belnick
                                                -------------------
                                                MARK A. BELNICK

                                     99.7-58

                                      NOTE

$200,000                                                            New York, NY
                                                                  March 16, 1999

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on March 16, 2014, the principal sum of Two Hundred Thousand Dollars ($200,000). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                /s/ Mark A. Belnick
                                                -------------------
                                                MARK A. BELNICK

                                     99.7-59

                                      NOTE

$60,000                                                             New York, NY
                                                                  April 13, 1999

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on April 13, 2014, the principal sum of SIXTY THOUSAND DOLLARS ($60,000). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                /s/ Mark A. Belnick
                                                -------------------
                                                MARK A. BELNICK

                                     99.7-60

                                      NOTE

$250,000                                                            New York, NY
                                                                     May 5, 1999

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on May 5, 2014, the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                /s/ Mark A. Belnick
                                                -------------------
                                                MARK A. BELNICK

                                     99.7-61

                                      NOTE

$ 141,000                                                           New York, NY
                                                                   June 18, 1999

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on June 18, 2014, the principal sum of Two Hundred Forty One Thousand Dollars ($241,000). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                /s/ Mark A. Belnick
                                                -------------------
                                                MARK A. BELNICK

                                     99.7-62

                                      NOTE

$106,000                                                            New York, NY
                                                                   July 13, 1999

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on July 13, 2014, the principal sum of One Hundred Six Thousand Dollars ($106,000). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                /s/ Mark A. Belnick
                                                -------------------
                                                MARK A. BELNICK

                                     99.7-63

                                      NOTE

$200,000                                                            New York, NY
                                                                  August 5, 1999

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on August 5, 2014, the principal sum of Two Hundred Thousand Dollars ($200,000). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                /s/ Mark A. Belnick
                                                ------------------
                                                MARK A. BELNICK

                                     99.7-64

                                      NOTE

$ 105,000                                                           New York, NY
                                                                 August 25, 1999

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on August 25, 2014, the principal sum of One Hundred Five Thousand Dollars ($105,000). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                  /s/ Mark A. Belnick
                                                  -------------------
                                                  MARK A. BELNICK

                                     99.7-65

                                      NOTE

$ 150,000                                                           New York, NY
                                                                October 14, 1999

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, as its offices at 15 Hampshire Street, Mansfield, MA 02048 on October 14, 2014 the principal sum of One Hundred Fifty Thousand Dollars ($150,000). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                  /s/ Mark A. Belnick
                                                  -------------------
                                                  MARK A. BELNICK

                                     99.7-66

                                      NOTE

$ 75,000                                                            New York, NY
                                                               February 16, 2000

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on February 16, 2015 the principal sum of Seventy Five Thousand Dollars ($75,000). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                  /s/ Mark A. Belnick
                                                  -------------------
                                                  MARK A. BELNICK

                                     99.7-67

                                      NOTE

$ 50,000                                                            New York, NY
                                                                   July 12, 2000

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on July 12, 2015 the principal sum of Fifty Thousand Dollars ($50,000). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Morgan Guaranty Trust Company in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                  /s/ Mark A. Belnick
                                                  -------------------
                                                  MARK A. BELNICK

                                     99.7-68

                                      NOTE

$ 50,000                                                            New York, NY
                                                                   April 6, 2001

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on April 6, 2016, the principal sum of Fifty Thousand Dollars ($50,000). This Note will bear no interest to the date of maturity, but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by The Chase Manhattan Bank in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                  /s/ Mark A. Belnick
                                                  -------------------
                                                  MARK A. BELNICK

                                     99.7-69

                                      NOTE

$ 50,000                                                            New York, NY
                                                                    May 22, 2001

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME MANAGEMENT CORP., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048 on May 22, 2016 the principal sum of Fifty Thousand Dollars ($50,000). This Note will bear no interest to the date of maturity, but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by The Chase Manhattan Bank in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Note is made pursuant to and shall be repaid in accordance with the provisions of that certain Loan Agreement, dated September 4, 1998, by and between Lender and Borrower.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Note shall automatically become immediately due and payable without demand or notice and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                  /s/ Mark A. Belnick
                                                  -------------------
                                                  MARK A. BELNICK

                                     99.7-70

                                                    New York, NY
                                                    September 4, 2001

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME Management Corp., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048, on September 3, 2006, the principal sum of Ten Million Fifty-Six Thousand Seven-Hundred Sixty-Seven Dollars and Eighty-Four Cents ($10,056,767.84). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Chase Morgan Bank in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Promissory Note is secured by that certain Trust Deed of even date herewith, by and among Borrower and Randy Belnick, husband and wife, Equity Title Insurance Agency, as Trustee, and Lender, as Beneficiary.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Promissory Note shall automatically become immediately due and payable without demand or notice, and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                  /s/ Mark A. Belnick
                                                  -------------------
                                                  MARK A. BELNICK

                                     99.7-71

                                                    New York, NY
                                                    October 30, 2001

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME Management Corp., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048, on October 30, 2006, the principal sum of Two-Hundred Forty Thousand Three-Hundred Seventy Dollars and Eighty-Five Cents ($240,370.85). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Chase Morgan Bank in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Promissory Note is secured by that certain Trust Deed of even date herewith, by and among Borrower and Randy Belnick, husband and wife, Equity Title Insurance Agency, as Trustee, and Lender, as Beneficiary.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Promissory Note shall automatically become immediately due and payable without demand or notice, and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                  /s/ Mark A. Belnick
                                                  -------------------
                                                  MARK A. BELNICK

                                     99.7-72

                                 PROMISSORY NOTE

$ 46,359.09                                                 New York, NY
                                                            December 3, 2001

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower."), hereby promises to pay to the order of TME Management Corp., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048, on December 3, 2006, the principal sum of Forty-Six Thousand Three-Hundred Fifty-Nine Dollars and Nine Cents ($46,359.09). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Chase Morgan Bank in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Promissory Note is secured by that certain Trust Deed of even date herewith, by and among Borrower and Randy Belnick, husband and wife, Equity Title Insurance Agency, as Trustee, and Lender, as Beneficiary.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Promissory Note shall automatically become immediately due and payable without demand or notice, and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                  /s/ Mark A. Belnick
                                                  -------------------
                                                  MARK A. BELNICK

                                     99.7-73

                                 PROMISSORY NOTE

$ 14,843.08                                                 New York, NY
                                                            January 3, 2002

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME Management Corp., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048, on January 3, 2007, the principal sum of Fourteen-Thousand Eight-Hundred Forty-Three Dollars and eight cents ($14,843.08). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Chase Morgan Bank in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Promissory Note is secured by that certain Trust Deed of September 4, 2001, by and among Borrower and Randy Belnick, husband and wife, Equity Title Insurance Agency, as Trustee, and Lender, as Beneficiary.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Promissory Note shall automatically become immediately due and payable without demand or notice, and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                  /s/ Mark A. Belnick
                                                  -------------------
                                                  MARK A. BELNICK

                                     99.7-74

                                 PROMISSORY NOTE

                                                            New York, NY
$ 10,000.00                                                 January 28, 2002

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME Management Corp., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048, on January 28, 2007, the principal sum of Ten Thousand Dollars ($10,000.00). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Chase Morgan Bank in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Promissory Note is secured by that certain Trust Deed of September 4, 2001, by and among Borrower and Randy Belnick, husband and wife, Equity Title Insurance Agency, as Trustee, and Lender, as Beneficiary.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Promissory Note shall automatically become immediately due and payable without demand or notice, and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                  /s/ Mark A. Belnick
                                                  -------------------
                                                  MARK A. BELNICK

                                     99.7-75

                                 PROMISSORY NOTE

$ 50,258.49                                                 New York, NY
                                                            March 13, 2002

     FOR VALUE RECEIVED, the undersigned, MARK A. BELNICK ("Borrower"), hereby promises to pay to the order of TME Management Corp., a Delaware corporation ("Lender"), in lawful money of the United States of America, at its offices at 15 Hampshire Street, Mansfield, MA 02048, on March 13, 2007, the principal sum of Fifty Thousand Two Hundred Fifty Eight Dollars and Forty Nine cents ($50,258.49). This Note will bear no interest to the date of maturity but thereafter will bear interest at the rate of one (1) percent per annum over the prime rate as announced by Chase Morgan Bank in effect on the maturity date and from time to time thereafter, or at the legal rate, whichever is greater, as allowed by and determined in accordance with applicable law, until fully paid.

     This Promissory Note is secured by that certain Trust Deed of September 4, 2001, by and among Borrower and Randy Belnick, husband and wife, Equity Title Insurance Agency, as Trustee, and Lender, as Beneficiary.

     In the event that Borrower shall fail to make full and timely payment of the principal payment hereunder when due, then the entire unpaid principal amount of this Promissory Note shall automatically become immediately due and payable without demand or notice, and Borrower shall pay such further amount as shall be sufficient to cover all costs and expenses (including reasonable attorneys' fees) directly or indirectly incurred by Lender in connection with the collection of this Note.

     Borrower hereby waives notice of default, notice of acceleration, notice of prepayment, presentment, protest or notice of dishonor.

                                                  /s/ Mark A. Belnick
                                                  -------------------
                                                  MARK A. BELNICK

                                     99.7-76